SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                September 2, 2011
                Date of Report (Date of earliest event reported)


                              Datamill Media Corp.
             (Exact name of registrant as specified in its charter)

          Nevada                   000-27795                   98-0427526
(State or other jurisdiction      (Commission                 (IRS Employer
     of incorporation)            File Number)            Identification Number)

1205 Hillsboro Mile, Suite 203, Hillsboro Beach, Florida         33062
       (Address of Principal Executive Offices)                (Zip Code)

                                 (954) 876-1181
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2., below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.133-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On September 2, 2011, Datamill Media Corp. entered into a Share Exchange Agreement with Young Aviation, LLC, a Florida limited liability company ("Young Aviation") located in Sunrise, Florida. When the transaction is closed, Young Aviation will become a wholly-owned subsidiary of Datamill Media Corp.

     Young Aviation is a diversified broker and supplier of parts, products and services to the worldwide aviation, aerospace, government and defense markets. Young Aviation services a broad range of clients such as aircraft leasing companies, major airlines, repair stations, fixed-base operators, and after market suppliers.

     The Share Exchange Agreement is subject to, among other things, (i) completion of due diligence by the parties to the Agreement; (ii) completion of an audit of Young Aviation and delivery to the Company of audited financial statements; and (iii) there being no material adverse change in the financial condition, business or prospects of the Datamill Media Corp. or Young Aviation prior to closing. We expect the acquisition to close no later than September 20, 2011, unless extended by the parties.

     A copy of the Share Exchange Agreement is attached as Exhibit 10.1 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10.1 Share Exchange Agreement dated September 2, 2011, by, between and among Datamill Media Corp., Young Aviation, LLC and Members of Young Aviation, LLC

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2011               Datamill Media Corp.


                                       By: /s/ Vincent Beatty
                                           -------------------------------------
                                           Vincent Beatty
                                           President and Chief Executive Officer

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
                                 EXHIBIT INDEX

Exhibit No.                   Description of Exhibit
-----------                   ----------------------

10.1 Share Exchange Agreement dated September 2, 2011, by, between and among Datamill Media Corp., Young Aviation, LLC and Members of Young Aviation, LLC